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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Boston Properties, Inc. on Forms S-3 (File Numbers, 333-101255, 333-92402, 333-36142, 333-39114, 333-40618, 333-51024, 333-58694, 333-60219, 333-61799, 333-64902, 333-68379, 333-69375, 333-70765, 333-80513, 333-81355, 333-82498, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-86585, and 333-91425) and on Forms S-8 (File Numbers 333-52845, 333-54550, 333-70321, and 333-81824) of our report dated February 21, 2003, except for Notes 15 and 25, as to which the date is May 22, 2003, relating to the financial statements, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 30, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS